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ASIAINFO HOLDINGS, INC.

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ASIAINFO HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2005

March 16, 2005

TO THE STOCKHOLDERS OF ASIAINFO HOLDINGS, INC.:

You are cordially invited to attend the Annual Meeting of stockholders (the “Annual Meeting”) of AsiaInfo Holdings, Inc., a Delaware corporation (“AsiaInfo”), to be held on Thursday, April 21, 2005 at 4:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, People’s Republic of China (“PRC”), for the following purposes:

1.	To elect three directors to serve for three-year terms to expire at the 2008 Annual Meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the selection of Deloitte Touche Tohmatsu as the independent auditors of AsiaInfo for the fiscal year ending December 31, 2005;

3.	To approve the AsiaInfo Holdings, Inc. 2005 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

This notice of meeting, proxy statement, proxy card and copy of the Annual Report on AsiaInfo’s operations during the year ended December 31, 2004 are being distributed on or about March 21, 2005. The foregoing items of business are more fully described in the proxy statement.

Stockholders of record at the close of business on March 1, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of these stockholders will be available for inspection during ordinary business hours at our principal executive offices, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, from April 11, 2005 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote your shares by telephone, the Internet, or by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy. However, if a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the Annual Meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James Ding
James Ding Chairman of the Board of Directors

ASIAINFO HOLDINGS, INC.

4th Floor, Zhongdian Information Tower

6 Zhongguancun South Street

Haidian District

Beijing 100086, PRC

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”) and accompanying proxy are being mailed to stockholders on or about March 21, 2005, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AsiaInfo Holdings, Inc., a Delaware corporation (“AsiaInfo,” the “Company,” “we” or “our”), for use at the Annual Meeting of stockholders (the “Annual Meeting”) to be held on Thursday, April 21, 2005, at 4:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. AsiaInfo’s principal executive offices are located at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC. AsiaInfo’s telephone number at that location is +8610 6250 1658.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

Stockholders of record at the close of business on March 1, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 46,478,830 shares of AsiaInfo’s common stock (“Common Stock”) were issued and outstanding and held of record by approximately 148 registered stockholders.

Voting, Solicitation and Revocability of Proxy

Registered stockholders can vote by mail, telephone or the Internet. Telephone voting can be accessed by calling the toll-free number (in the United States only) 1-866-593-3363. Internet voting can be accessed by logging on to the following Internet address: (https://www.proxyvotenow.com/asi). Telephone and Internet voting information is provided on the proxy card. A control number located on the proxy card is designed to verify each stockholder’s identity and allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your bank or broker. The availability of telephone or Internet voting will depend on your bank or broker’s voting process.

If you do not choose to vote by telephone or the Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted in favor of proposals 1, 2 and 3. If you vote by telephone or the Internet, it is not necessary to return your proxy card.

You may revoke your proxy at any time before it is voted at the Annual Meeting by casting a different vote by telephone or the Internet, by executing a later-voted proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to Ivy Dong, Legal Counsel of AsiaInfo, at the Company’s principal executive offices.

Your vote is important. Accordingly, regardless of whether you plan to attend the Annual Meeting, you are urged to vote by telephone, by the Internet, or by signing and returning the accompanying proxy card. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment. As of the date of this Proxy Statement, AsiaInfo is not aware of any other matter that might be presented at the Annual Meeting.

Each share of Common Stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date, present in person or represented by proxy. Stockholders may withhold authority to vote for one or more of the nominees for director and may abstain on one or more of the other matters that may come before the Annual Meeting. The inspector of election appointed for the Annual Meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual Meeting. Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by AsiaInfo as present at the Annual Meeting. Abstentions will also be counted by AsiaInfo in determining the total number of votes cast with respect to a proposal (other than the election of directors). If, however, a quorum shall not be present or represented, the stockholders present in person or represented by proxy shall have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting until a quorum shall be present or represented. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter, under applicable Delaware law those shares will be counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast on the matter and will have no effect on the outcome of the vote on such matter.

The cost of soliciting proxies will be borne by AsiaInfo. Proxies may be solicited by certain of AsiaInfo’s directors, officers and employees, without additional compensation, in person or by telephone, email or facsimile. In addition, AsiaInfo has retained Morrow & Co., Inc. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $12,000 plus reasonable out-of-pocket costs and expenses. In addition, AsiaInfo may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

MATTERS TO BE CONSIDERED AT

THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The By-laws of AsiaInfo provide that the authorized number of directors shall consist of no less than three nor more than ten directors. There are presently ten directors of AsiaInfo, divided into three classes: Class I, Class II and Class III. Each class has a three-year term. Messrs. James Ding, Yungang Lu, Bing Yu and Weiying Zhang are Class I directors, whose term will expire at the 2006 annual meeting; Messrs. Xingsheng Zhang, Ying Wu and Tao Long are Class II directors, whose term will expire at the 2007 annual meeting; and Messrs. Edward Tian, Chang Sun and Davin A. Mackenzie are Class III directors whose term will expire at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently AsiaInfo directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. If stockholders properly nominate persons other than AsiaInfo’s nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of AsiaInfo’s nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the third annual meeting following his or her election or until his or her earlier resignation or removal. The directors elected this year should continue in office until the 2008 annual meeting. There is no family relationship between any director and any other director or executive officer of AsiaInfo.

Nominees for Class III Directors

Certain information regarding the nominees is set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Edward Tian	41	Vice President of China Netcom Group	1993
Chang Sun	48	Managing Director of Warburg Pincus	1997
Davin A. Mackenzie	44	Managing Director of Peak Capital	2004

Edward S. Tian has served as a member of the Board of AsiaInfo since our inception. Dr. Tian is currently Chief Executive Officer of China Netcom (Group) Company Limited (formerly known as China Netcom Corporation Ltd.) and Vice President of China Network Communication Group Corporation (referred to as “China Netcom Group” together with its affiliates), a New York Stock Exchange listed company. He has also acted in other senior management positions in China Netcom Group since he joined the company in June 1999. China Netcom Group is a facilities-based broadband telecommunications operator in China, providing Internet broadband access and integrated telecommunications services to residential and corporate customers. Prior to joining China Netcom Group, Dr. Tian and James Ding co-founded AsiaInfo in Dallas, Texas in 1993 and Dr. Tian served as AsiaInfo’s President through May 1999. Dr. Tian has a Master of Science degree from the Graduate School of the Chinese Academy of Science in Beijing and a Ph.D. in Environmental Management from Texas Tech University.

Chang Sun has served as a member of the Board of AsiaInfo since December 1997. Mr. Sun is a Managing Director of Warburg Pincus, a major shareholder and affiliate of AsiaInfo. Warburg Pincus is in the business of managing private equity and venture capital funds. Prior to joining Warburg Pincus in 1995, Mr. Sun was an Executive Director of Goldman Sachs (Asia) LLC. Mr. Sun holds a B.A. from the Beijing Foreign Language

University, a Master of Arts degree from the Joseph Lauder Institute of International Management at the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

Davin A. Mackenzie has served as a member of the Board of AsiaInfo since August 2004. Mr. Mackenzie is currently the Managing Director and Beijing Representative of Peak Capital, a private equity firm focused on China. Prior to his joining Peak Capital, Mr. Mackenzie served for seven years with the International Finance Corporation, the private sector arm of the World Bank, including four years as the Country Manager for China and Mongolia. Mr. Mackenzie also served as a senior associate at Mercer Management Consultants in Washington, D.C., and as the Taipei branch manager for First National Bank of Boston in Taiwan. Mr. Mackenzie is a graduate of Dartmouth College with a B.A. in Government. He received an M.A. in International Studies and an M.B.A at the University of Pennsylvania. Mr. Mackenzie has also completed the World Bank Executive Development Program at Harvard Business School in Boston, Massachusetts.

Board Meetings and Committees

The Board held four regular meetings during the fiscal year ended December 31, 2004, and acted six times by unanimous written consent. The Board has an audit committee, a compensation committee, a nominating and corporate governance committee, and an executive committee.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Yungang Lu	Davin A. Mackenzie	Chang Sun	James Ding
Tao Long	Chang Sun	Weiying Zhang	Chang Sun
Davin A. Mackenzie	Weiying Zhang	Ying Wu	Edward Tian
Xingsheng Zhang
Bing Yu

Audit Committee. The audit committee of the Board (the “Audit Committee”) currently consists of Messrs. Lu (Chair), Long and Mackenzie. The Board has determined that each member of the Audit Committee is “independent” as defined by the Nasdaq National Market. The Board has also determined that each member of the Audit Committee is an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”). The Audit Committee held four meetings during the last fiscal year. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors. The Audit Committee represents and assists the Board with the oversight and integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditors’ independence and qualifications, the performance of the Company’s internal audit function and the independent auditors. In addition, the Audit Committee pre-approves the audit and non-audit services to be provided by the independent auditors. For more information on our audit committee, please see the discussion below under the heading “Audit Committee Report”.

Compensation Committee. The compensation committee of the Board (the “Compensation Committee”) currently consists of Messrs. Mackenzie (Chair), Sun and Weiying Zhang. The Compensation Committee held one meeting during the last fiscal year. The Compensation Committee administers AsiaInfo’s stock option plans and makes decisions concerning salaries and incentive compensation for AsiaInfo’s employees. For more information on our compensation committee, please see the discussion below under the heading “Compensation Committee Report”.

Nominating and Corporate Governance Committee. On February 27, 2004, we established a nominating and corporate governance committee (the “Governance Committee”), which presently consist of Messrs. Sun (Chair), Wu and Weiying Zhang. The Governance Committee replaced our existing nominating committee, which had been established in 2002. The Governance Committee held one meeting during the last fiscal year. The Governance Committee makes recommendations to the Board regarding the nomination of candidates to stand for election or re-election as members of the Board. The Governance Committee will consider candidates for Board membership proposed by stockholders. Any such proposals should be made in writing to AsiaInfo Holdings, Inc., 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC, Attention: Legal Department. For more information on our Governance Committee, please see the discussion below under the heading “Nominating and Corporate Governance Committee”.

Executive Committee. The executive committee of the Board (the “Executive Committee”) consists of Messrs. Ding (Chair), Sun, Tian, Yu and Xingsheng Zhang. The Executive Committee was created in 2004 to replace our existing finance committee. The Executive Committee held one meeting during the last fiscal year. The Executive Committee makes recommendations to the Board with respect to AsiaInfo’s capital position, financing requirements and strategic acquisitions and other corporate transactions.

During the year 2004, each director attended 75% or more of the meetings of the Board and of the committees of the Board on which the director served during the period for which he was a director or committee member, respectively, except for Weiying Zhang who attended one of four Board meetings.

Executive sessions, or meetings of outside directors without the Chief Executive Officer or other members of management present, are generally held on a periodic basis in conjunction with regular meetings of the Board. Additional executive sessions or meetings of outside directors may be held from time to time as required.

Director Compensation

In 2004, each non-executive director was entitled to receive an annual retainer of $15,000 and a meeting fee of $1,000 for each Board meeting attended. The chairman of the Audit Committee was entitled to an additional annual fee of $5,000 and each member of the Audit Committee was entitled to a meeting fee of $1,000 for each Audit Committee meeting attended. In addition to these fees, the Company reimburses directors and committee members for reasonable and actual out of pocket travel expenses incurred when attending board or committee meetings.

AsiaInfo also has granted stock options to most of its non-executive directors, beginning with initial grants of 20,000 options to each non-executive director, vesting over four years on an annual schedule of 25%, 25%, 25% and 25%. During the last two years of the vesting schedule, the options vest quarterly. In the past, the Company has typically granted new options to its non-executive directors as their options vest, so that the unvested portion of each non-executive director’s options is maintained at 20,000.

Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the election of each of the nominees listed above.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

General

The Board has selected the firm of Deloitte Touche Tohmatsu as AsiaInfo’s independent auditors to audit the financial statements of AsiaInfo for the fiscal year ending December 31, 2005, and recommends that stockholders vote for ratification of this appointment. Deloitte Touche Tohmatsu has audited AsiaInfo’s financial statements since the Company’s inception in 1993.

Stockholder ratification of the selection of Deloitte Touche Tohmatsu as AsiaInfo’s independent auditors is not required by AsiaInfo’s By-Laws or otherwise. However, the Board is submitting the selection of Deloitte Touche Tohmatsu to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of AsiaInfo and its stockholders. Representatives of Deloitte Touche Tohmatsu are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The following discussion describes the fees billed by Deloitte Touch Tohmatsu for services rendered on behalf of the Company. For additional information on the types of fees discussed below, and the Audit Committee’s pre-approval procedures, please see the discussion under the heading “Audit Committee Report.”

Audit Fees

The aggregate fees billed by Deloitte Touche Tohmatsu for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years were approximately $515,000 and $413,000, respectively. In addition, the fees billed by Deloitte Touche Tohmatsu for professional services rendered for the audit of internal control for the fiscal year ended December 31, 2004 was approximately $364,000.

Audit-Related Fees

Deloitte Touche Tohmatsu did not bill any fees for audit-related services for either of the last two fiscal years.

Tax Fees

The aggregate fees billed by Deloitte Touche Tohmatsu for professional services for tax compliance, tax advice and tax planning for each of the last two fiscal years were approximately $594,000 and $1,037,000, respectively.

All Other Fees

Deloitte Touche Tohmatsu did not bill any fees for any other services for either of the last two fiscal years, except for $256,000 for merger and acquisition consultation during the year ended December 31, 2004.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the ratification of the appointment of Deloitte Touche Tohmatsu as AsiaInfo’s independent auditors for the fiscal year ending December 31, 2005.

PROPOSAL NO. 3:

APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

Background and Purpose of the 2005 Plan

We are asking our stockholders to approve our 2005 Stock Incentive Plan (the “2005 Plan”). The 2005 Plan is intended to better align the interests of participants in the 2005 Plan with all our shareholders and to promote our long-term growth and profitability by providing us with the tools to remain competitive in attracting and retaining employees, directors, officers and consultants. Under the 2005 Plan, we may grant participants restricted stock awards, stock options, or other types of equity incentives.

In preparing the 2005 Plan, we have considered the impact of Financial Accounting Standard No. 123 (revised 2004), Share Based Payment, or FAS 123(R), which will require us to treat all equity awards as an expense, including stock options and restricted stock, effective June 15, 2005. In the past, we have accounted for the grant of stock options using the intrinsic value method, which has typically resulted in our not recognizing any compensation expenses for stock options granted at or above the fair market value of our Common Stock on the date of grant. In view of the accounting changes required by FAS 123(R), in the future we intend to utilize restricted stock awards as the primary type of equity incentive for our employees. While the 2005 Plan will allow us to grant restricted stock awards, it will also provide the Compensation Committee with discretion to award stock options in circumstances where the Committee determines that stock options would be more appropriate. We believe this approach to compensation will offer a competitive and more stable level of equity-based incentive compensation than we have provided in the past.

The number of shares of Common Stock available for issuance under the 2005 Plan is 600,000 shares, plus any shares that are available for grant under the Company’s 2002 Stock Option Plan (the “Prior Plan”) or would again become available for grant under the Prior Plan, in accordance with its terms. As of March 15, 2005, approximately 2000 persons were eligible to participate in the 2005 Plan.

A copy of the 2005 Plan, as proposed, is attached to this Proxy Statement as Appendix I and is incorporated herein by reference. The following description of the 2005 Plan is a summary and does not purport to be a complete description. See Appendix I for more detailed information.

For information about how the 2005 Plan has been amended since March 16, 2005, See “Other Matters”.

Summary of the 2005 Plan

The 2005 Plan provides a means whereby employees, directors, officers, consultants, agents, advisors and independent contractors of the Company may be granted restricted stock awards, stock options, or other types of equity incentives. Subject to adjustment required in the event of any recapitalization of the Company, the numbers of shares available for issuance under the 2005 Plan as proposed will be as described above. Shares subject to awards granted under the 2005 Plan that have lapsed or terminated may again become subject to awards granted under the 2005 Plan.

The Company’s Compensation Committee is the plan administrator of the 2005 Plan, and will have discretion over whether and to whom awards will be granted. Subject to the terms of the 2005 Plan, the plan administrator will determine the terms and conditions of awards granted under the 2005 Plan, including the vesting of restricted stock awards and the exercise price of any options granted under the 2005 Plan.

The 2005 Plan provides that the plan administrator must establish an exercise price for incentive stock options, or ISOs, that is not less than the fair market value per share at the date of grant. Each ISO must expire within ten years of the date of grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the 2005 Plan and the tax laws pertaining to ISOs provide that the exercise price may not be less than 110% of the fair market value per share at the date of grant. On March 11, 2005, the average of the high and low sale prices of the Common Stock was $4.78 per share, as reported by the Nasdaq National Market. The option exercise price may be paid in cash or by check, by tendering shares of Common Stock that the optionee has owned for at least six months, by a broker-assisted cashless exercise, by any combination of the foregoing, or with such other consideration as the plan administrator may permit. Unless otherwise established by the plan administrator, the term of each option is ten years from the date of grant, except that if ISOs are granted to persons owning more than 10% of the Company’s voting stock, the term may not exceed five years.

The plan administrator is authorized to make restricted stock awards on such terms and conditions and subject to such restrictions (whether based on performance standards, periods of service or otherwise), as the plan administrator may determine. Restrictions may include repurchase or forfeiture rights in favor of the Company.

No restricted stock award or option may be transferred by the participant other than by will or the laws of descent or distribution, except for certain transfers that may be permitted by the plan administrator. Unless otherwise established by the plan administrator, an optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, retirement, death or disability, as such terms are defined in the 2005 Plan) may exercise the option, to the extent vested on the date of termination, in the three-month period following such cessation (unless such options terminate or expire sooner by their terms). In the event the optionee is terminated for cause, the options terminate upon the first notification to the optionee of such termination. In the event the optionee retires, dies or becomes permanently and totally disabled, options vested as of the date of retirement, death or disability may be exercised prior to the earlier of the option’s specified expiration date and one year from the date of the optionee’s retirement, death or disability.

In the event of a Corporate Transaction (as defined in the 2005 Plan), the plan administrator will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of awards under the 2005 Plan or substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the plan administrator determines that no such assumption or substitution will be made, each outstanding restricted stock award and each outstanding option under the 2005 Plan will automatically accelerate so that it will become 100% vested immediately before the Corporate Transaction.

The 2005 Plan does not have a fixed expiration date. No ISOs may be granted under the 2005 Plan, however, more than ten years after the later of (i) the 2005 Plan’s adoption by the Board and (ii) the adoption by the Board of any amendment to the 2005 Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Internal Revenue Code (the “Code”).

Federal Income Tax Consequences

The material U.S. federal income tax consequences to the Company and to any person granted a stock award or an option under the 2005 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and it is based on present law and regulations as in effect as of the date hereof.

Nonqualified Stock Options (“NSOs”). No income will be recognized by an optionee upon the grant of an NSO. Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value at the time of exercise of the shares acquired over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares’ holding period will begin on the day after the exercise date.

If the optionee uses already-owned shares to pay the exercise price of an NSO in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee’s tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

Incentive Stock Options (“ISOs”). No income will be recognized by an optionee upon the grant of an ISO. The rules for the tax treatment of an NSO also apply to an ISO that is exercised more than three months after the optionee’s termination of employment (or more than 12 months thereafter in the case of disability, as defined in the 2005 Plan). Upon the exercise of an ISO during employment or within three months after the optionee’s termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (i) one year from the date of exercise of the option and (ii) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms’ length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon the disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

Company Deduction. In all the foregoing cases, the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code. Certain performance-based compensation is not subject to the Section 162(m) limitation on deductibility. Stock options and restricted stock awards can qualify for this performance-based exception if they meet the requirements set forth in Section 162(m) and Treasury Regulations promulgated thereunder. The 2005 Plan has been drafted to allow compliance with those performance-based criteria.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to the Common Stock that may be issued under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	10,581,854	$6.7522	0	*
Equity compensation plans not approved by security holders	—	—	—

Total	10,581,854	$6.7522	0	*

*	Options that are outstanding under the Company’s existing stock option plans will become available for re-granting if those options are forfeited or cancelled prior to exercise or expiration.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the approval of the Company’s 2005 Stock Incentive Plan.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to our current directors and executive officers:

Board of Directors	Age	Position
James Ding	39	Chairman of the Board and Board Member
Xingsheng Zhang	49	President, Chief Executive Officer and Board Member
Yungang Lu	41	Board Member
Davin A. Mackenzie	44	Board Member
Weiying Zhang	46	Board Member
Tao Long	52	Board Member
Chang Sun	48	Board Member
Edward Tian	41	Board Member
Ying Wu	45	Board Member
Bing Yu	39	Board Member

Executive Officers	Age	Position
Xingsheng Zhang	49	President and Chief Executive Officer
Ying Han	50	Executive Vice President and Chief Financial Officer
Steve Zhang	41	President and Chief Executive Officer of AsiaInfo Technologies Division
Bing Yu	39	President and Chief Executive Officer of Lenovo-AsiaInfo Division
Chao Wang	41	General Manager of New Services Division

For a biographical summary of Edward Tian, Chang Sun and Davin A. Mackenzie, please see the section headed “Election of Directors” beginning on page 4 of this Proxy Statement.

James Ding has served as our Chairman of the Board since April 1, 2003 and has served as a member of the Board of AsiaInfo since our inception. He served as our Chief Executive Officer from May 1999 to April 2003. He was also our Senior Vice President for Business Development and Chief Technology Officer from 1997 to 1999. Prior to that, Mr. Ding was our Senior Vice President and Chief Technology Officer from 1993 to 1997. Mr. Ding received a Master of Science degree in information science from the University of California, Los Angeles in 1990.

Xingsheng Zhang has served as President and Chief Executive Officer and a member of the board of directors of AsiaInfo since April 2003. Prior to that, Mr. Zhang served as Chief Marketing Officer of Ericsson (China) Co., Ltd. Since joining Ericsson in 1990, Mr. Zhang took on successively greater management responsibilities in positions of Marketing Manager, Director of Business Development, Vice President/Head of Mobile Phones and Executive Vice President/General Manager of National Network Operators. Before joining Ericsson, Mr. Zhang worked in engineering and management positions with different organizations of the Beijing Toll Telecom Bureau, the Beijing Telecom Administration and China International Telecom Construction Corporation of the Ministry of Posts & Telecom (now the Ministry of Information Industry). Mr. Zhang graduated from Beijing University of Posts and Telecommunications in 1977, and holds an MBA degree from Norwegian School of Management BI.

Yungang Lu has served as a member of the Board of AsiaInfo since July 2004. Mr. Lu is now Managing Director of APAC Capital Advisors Limited, an investment manager based in Hong Kong. Prior to that, Mr. Lu was a research analyst with Credit Suisse First Boston (Hong Kong) from 1998 to 2004, where his last position was the head of China Research. Before moving to Credit Suisse First Boston in 1998, he worked as an equity analyst focused on regional infrastructure at JP Morgan Securities Asia in Hong Kong. Mr. Lu had also been an advisor on infrastructure projects in the power, transportation and healthcare sectors at Schroders Asia in Hong Kong. Mr. Lu received an M.S. in Biochemistry at Brigham Young University and a Ph.D in Finance from the University of California, Los Angeles.

Weiying Zhang has served as a member of the Board of AsiaInfo since October 2003. Professor Zhang is a Professor of Economics and the First Associate Dean of Guanghua School of Management at Beijing University. He is also a member of the Advisory Board for the State Informatization Committee of China, and a member of the Advisory Board for Telecommunication Law Drafting Committee. Professor Zhang has been involved in economic reform and management science since 1984, when he served as a research fellow of the Economic System Reform Institute of China under the State Commission of Economic System Restructuring. He has also been a member of the Advisory Board on Enterprise Reform to the State Commission for Economic Restructuring, a consultant to the Department of Enterprises of the State Economic and Trade Commission, and a local consultant to the World Bank Project on Chinese State-Owned Enterprise Reform. Professor Zhang received a doctorate degree in economics from Oxford University in 1994.

Tao Long has served as a member of the Board of AsiaInfo since January 2003. He founded and has served as Chairman of Beijing Investment Consultants, Inc. since 1991. Mr. Long worked for KPMG LLP as an auditor in the field of auditing and financial analysis from 1987 to 1989. Mr. Long has been an Associate Professor at Central University of Finance & Economics since 1992. Mr. Long received a Master of Science degree in accounting from the Institute of Public Finance Science Research of the Ministry of Finance in 1985 and a Bachelor of Economics degree in planning and statistics from Inner Mongolia University in 1982.

Ying Wu has served as a member of the Board of AsiaInfo since July 2003. Mr. Wu is the co-founder and Vice-Chairman of UTStarcom Inc. (Nasdaq: UTSI), a leading global provider of wireless and wireline access and IP switching solutions, and Chairman & CEO of UTStarcom (China) Co., Ltd. Before founding Starcom in 1991, which later merged with Unitech in 1995 to become today’s UTStarcom, Mr. Wu was a member of the technical staff and senior project manager of AT&T Bell Labs, which he joined in 1987. He holds a MS in Electrical Engineering from New Jersey Institute of Technology and a BS in wireless communication from Beijing Industrial University.

Bing Yu has been a member of the Board of AsiaInfo since October 2004, and he currently also serves as President and Chief Executive Officer of our Lenovo-AsiaInfo Division. Prior to that, Mr. Yu was the senior Vice President of Lenovo Group Limited (Lenovo), and the head of Lenovo’s IT services business. Mr. Yu joined Lenovo in 1990. From 1996 to 2001 he was in charge of marketing strategy for Lenovo’s PC business, including the establishment and maintenance of sales channels.

Ying Han has been our Executive Vice President and Chief Financial Officer since 1998. From 1996 to 1998 Ms. Han was Chief Controller and Business Development Director of Hewlett-Packard (China). She was also their Finance Manager from 1993 to 1996 and their Service Business Administration Manager from 1990 to 1993. Ms. Han received a college degree in Western Accounting from Xiamen University in 1985.

Steve Zhang has served as President and Chief Executive Officer of our AsiaInfo Technologies Division since November 2004. Previously, he was the Senior Vice President and General Manager of our China Mobile Account from 2003 to 2004, our General Manager for Operation Support System Solutions from 2001 to 2003 and our Vice President for Software from 1999 to 2001. From 1989 to 1999, Mr. Zhang held senior project management and technical positions in several Silicon Valley companies, including Blue Martini Software, Inc., Hyperion Solutions, Inc., Arbor Software, Versant Object Technology, Inc., and Sun Microsystems. From September 1997 to June 1999, he was a development manager and senior development manager at Hyperion

Solutions, Inc. and from March 1994 to October 1995, he served as Development Manager at Versant Object Technology, Inc. Mr. Zhang earned his Master of Science degree in computer science from Rice University and a doctorate in information science from the University of Pisa, Italy.

Chao Wang has served as General Manager of our New Services Division since August 2004. He joined AsiaInfo in December 2002 and previously served as General Manager of Strategy and Marketing, and Deputy General Manager of Marketing and Presales for Operation Support System Solutions. He also served as Deputy General Manager of R&D for application and communication products from July 2003 to September 2003. Mr. Wang has more than 18 years of experience in the telecommunications and software industry. Before joining AsiaInfo, he worked at MCI-WorldCom as a project manager from 1996 to 2001. He also served as Executive Vice President for sales and marketing at GCTech Company Limited, a systems integrator for China’s telecommunications industry. Mr. Wang earned his Master degree in Electrical Engineering from the University of Missouri-Columbia in 1991 and a Bachelor degree in Computer Science from Xidian University in 1984.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned for services rendered to AsiaInfo in all capacities for the three fiscal years ended December 31, 2004, by AsiaInfo’s Chief Executive Officer and our four next most highly compensated executive officers for the fiscal year ended December 31, 2004 (collectively, the “Named Executive Officers”):

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)(1)
Xingsheng Zhang(2), President and Chief Executive Officer	2004 2003 2002	149,591 150,000 —	(5 75,000 —)	80,398 64,081 —	(6)	400,000 800,000 —	22,867 12,178 —

Ying Han, Executive Vice President and Chief Financial Officer	2004 2003 2002	148,060 149,155 131,944	31,282 19,510 —	4,086 15,230 20,492	(7)	60,000 102,000 150,000	27,471 16,163 11,735

Steve Zhang, President and Chief Executive Officer of AsiaInfo Technologies Division	2004 2003 2002	145,000 145,000 128,269	(5 27,100 —)	43,898 33,750 27,750	(8)	120,000 102,000 150,000	16,030 14,249 14,245

Chao Wang(3), General Manager of New Services Division	2004 2003 2002	140,000 140,000 140,000	2,901 15,370 —	27,772 20,691 375	(9)	30,000 42,500 60,000	13,119 8,794 —

Bing Yu(4), President and Chief Executive Officer of Lenovo-AsiaInfo Division	2004 2003 2002	144,578 — —	18,116 — —	433 — —		120,000 — —	1,195 — —

(1)	This compensation consists of contributions by the Company for pension, life insurance and health insurance benefits.
(2)	Mr. Zhang became our President and Chief Executive Officer on April 1, 2003. His salary in 2003 is presented on an annual basis.
(3)	Mr. Wang joined AsiaInfo in December 2002. His salary in 2002 is presented on an annual basis.
(4)	Mr. Yu joined AsiaInfo in October 2004. His salary in 2004 is presented on an annual basis.
(5)	Bonuses, if any, for services rendered during 2004 have not been determined by the Compensation Committee as of the date of this Proxy Statement.
(6)	Includes annual allowance of $80,000 for housing, transportation, home visit, child education and other living expenses.
(7)	Includes allowance of $3,688 for home visit.
(8)	Includes allowance of $24,000 for housing, and $15,000 for child education.
(9)	Includes allowance of $22,500 for housing.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 2004. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent AsiaInfo’s estimate of its future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price	Expiration
Name	Granted (#)	Fiscal Year (%)	($/share)	Date	5% ($)	10% ($)
Xingsheng Zhang	400,000	15.33	6.75	04/01/2014	4,398,015	7,003,105
Ying Han	60,000	2.3	4.99	06/14/2014	487,691	776,566
Steve Zhang	60,000 60,000	2.3 2.3	4.99 5.70	06/14/2014 11/26/2014	487,691 557,082	776,566 887,060
Chao Wang	30,000	1.15	4.99	06/14/2014	243,846	388,283
Bing Yu	120,000	4.6	5.04	10/01/2014	985,155	1,568,695

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises and option holdings for each of the Named Executive Officers during the fiscal year ended December 31, 2004. The numbers in the columns titled “Value of Unexercised In-the-Money Options at December 31, 2004” are based on the fair market value of our Common Stock on December 31, 2004, $5.96, less the option exercise price payable for such shares.

	Fiscal Year End Option Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(2)

			Exercisable	Unexercisable	Exercisable	Unexercisable
Xingsheng Zhang	—	—	200,000	1,000,000	356,000	1,068,000
Ying Han	—	—	459,875	212,125	385,894	184,856
Steve Zhang	43,186	50,638	391,189	269,625	79,495	200,456
Chao Wang	—	—	40,625	91,875	—	29,100
Bing Yu	—	—	—	120,000	—	110,400

(1)	This value is based on the closing market price of AsiaInfo’s Common Stock on the date of exercise of shares covered by the options exercised, less the option exercise price.
(2)	Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Employment Agreements and Change of Control Agreements

We have entered into two-year employment agreements with Xingsheng Zhang, our President and Chief Executive Officer, Ying Han, our Executive Vice President and Chief Financial Officer, Steve Zhang, our President and Chief Executive Officer of AsiaInfo Technologies Division, Chao Wang, our General Manager of New Services Division, and Bing Yu, our President and Chief Executive Officer of Lenovo-AsiaInfo Division, which provide for annual base salaries of $149,591, $148,060, $145,000, $140,000 and $144,578, respectively.

The agreements terminate on March 30, 2005, January 1, 2006, October 18, 2006, December 2, 2006 and October 18, 2006, respectively.

On October 17, 2000, the Compensation Committee of the Board adopted a resolution on severance policy for departing members of AsiaInfo’s senior management. In the event that AsiaInfo terminates an employee at the level of 62 grade (vice president) or above without cause, the employee will receive severance pay equal to one month’s base salary for each year he or she has been employed by AsiaInfo, or six month’s base salary, whichever is greater.

Each of Xingsheng Zhang, Ying Han, Steve Zhang, Chao Wang, and Bing Yu have entered into a non-compete agreement with AsiaInfo, pursuant to which he or she is prevented from engaging in any commercial activity in competition with AsiaInfo for two years (six months in case of Xingsheng Zhang and Chao Wang) after termination of his or her employment. In addition, each of them is required to disclose all of his or her patent and copyright applications to AsiaInfo during and for a period of one year after his or her employment.

On May 30, 2003, we entered into change of control agreements with Xingsheng Zhang and Ying Han. On April 1, 2004, we entered into change of control agreements with Steve Zhang and Chao Wang. These agreements provide, among other things, that these executive officers would be entitled to various benefits upon the occurrence of either a covered termination (as defined therein) or a change of control (as defined therein), including payment of one year of base salary and bonus, immediate vesting of 50% of any outstanding unvested stock options held by the executive officers and provision of medical benefits and housing allowance.

Pension Plans

For the benefit of employees who are citizens or lawful permanent residents of the United States, AsiaInfo has adopted a Simplified Employee Pension Plan (the “Pension Plan”). The Pension Plan covers employees who have worked at AsiaInfo for at least six months. The Company makes monthly contributions under the Pension Plan in amounts equal to 5% of each covered employee’s monthly salary. The contributions are deductible by the Company and are not taxable to the employees. Withdrawals are taxable as ordinary income, and withdrawals before age 59 1/2 may be subject to tax penalties.

In 2004, the Company contributed approximately $16,882.76 to all the employees covered by the Pension Plan. With respect to the Named Executive Officers, AsiaInfo contributed approximately $5,830.06 and $6,854.14 on behalf of Steve Zhang and Chao Wang, respectively.

COMPENSATION COMMITTEE REPORT

The Compensation Committee currently consists of Messrs. Mackenzie (Chair), Sun and Weiying Zhang, all of whom are independent directors of AsiaInfo. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of AsiaInfo and establishes and reviews general policies relating to compensation and benefits of employees of AsiaInfo. The following is the report of the Compensation Committee describing the compensation policies and rationale applicable to AsiaInfo’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2004. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that AsiaInfo specifically incorporates such information by reference in such filing.

Compensation Philosophy and Review

Our executive compensation program is generally designed to align the interests of our executives with the interests of our stockholders and to reward our executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives in the highly competitive information technology software and services marketplaces. Executive compensation currently consists of a base salary, long-term equity incentives, and other compensation and benefit programs generally available to other employees.

Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s Chief Executive Officer or any of the four most highly compensated executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. It is the Compensation Committee’s intention that, so long as it is consistent with its overall compensation objectives and philosophy, executive compensation will be deductible for federal income tax purposes. AsiaInfo’s stock option plans have been structured so that any taxable compensation derived pursuant to the exercise of options granted under such plans should not be subject to these deductibility limitations. The Compensation Committee has considered the potential impact of Section 162(m) of the Code on the compensation paid to AsiaInfo’s executive officers.

Base Salaries

Base salary levels for the President and Chief Executive Officer and other executive officers are intended to compensate executives competitively within the information technology marketplace. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. The Compensation Committee also takes into account AsiaInfo’s financial performance during the previous fiscal year, including revenue growth, net income growth, operational cash flow and Common Stock performance. Base salaries for executives are reviewed annually by the Compensation Committee.

Long-Term Equity Incentives

AsiaInfo has provided long-term equity incentives to its executive officers and to other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of AsiaInfo. Stock options are generally granted at an exercise price equal to 100% of the fair market of AsiaInfo’s Common Stock on the date of grant, have a ten year term and generally vest over a four year period. The primary stock options granted to executive officers are generally in conjunction with the executive officer’s acceptance of employment with AsiaInfo. When determining the number of stock options to be awarded to an executive officer, the Compensation Committee considers the executive’s current contribution to AsiaInfo’s performance, the executive officer’s anticipated contribution in meeting AsiaInfo’s long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by other information technology companies. The Compensation Committee also reviews stock option levels for executive officers at the beginning of each fiscal year in light of long term strategic and performance objectives and each executive’s current and anticipated contributions to AsiaInfo’s future performance. In 2004, the Compensation Committee recommended (and the full Board granted) stock option grants for the Named Executive Officers representing the right to acquire an aggregate of 730,000 shares of Common Stock. These options vest according to the schedules described in the table detailing the stock options granted to the Named Executive Officers on page 14 of this Proxy Statement.

In early 2005, the Compensation Committee approved a recommendation from the Company’s management to institute a system of restricted stock awards for employees, directors, officers and consultants of the Company, in lieu of utilizing stock options. Accordingly, the AsiaInfo Holdings, Inc. 2005 Stock Incentive Plan, proposed to be approved and ratified at the Annual Meeting, grants the Compensation Committee authority to structure future long-term equity incentives as restricted stock awards, stock options, or other types of equity incentives. More information on the AsiaInfo Holdings, Inc. 2005 Stock Incentive Plan is set forth above in this Proxy Statement under the heading “Proposal No. 3: Approval of the 2005 Stock Incentive Plan.”

Other Compensation

AsiaInfo’s executive officers are also eligible to participate in benefit programs generally available to other employees. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

Chief Executive Officer Compensation

Xingsheng Zhang is AsiaInfo’s President and Chief Executive Officer. The Compensation Committee reviews Mr. Zhang’s compensation annually using the same criteria and policies as are employed for other executive officers. In 2005, Mr. Zhang’s compensation was primarily based on the salary, stock option awards and other benefits he was entitled to receive under the employment agreement he entered into with the Company when he joined the Company in April 2003.

Submitted by the Compensation Committee of the Board of Directors

Davin A. Mackenzie

Chang Sun

Weiying Zhang

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Mackenzie, Sun and Weiying Zhang served as members of the Compensation Committee during 2004, as did Mr. Alan Bickell, who retired from the Board in July of 2004. None of these individuals was an officer or employee of AsiaInfo during 2004. No member of the Compensation Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Xingsheng Zhang participates in the discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except that Mr. Zhang is excluded from discussions regarding his own salary and incentive compensation.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and is responsible for the retention of the Company’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee currently consists of Messrs. Yungang Lu (Chair), Tao Long and Davin A. Mackenzie, all independent directors.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with our management, has discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), has received the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and has discussed with our independent auditors their independence. The Audit Committee has also considered whether the provision of non-audit services by our auditors is compatible with maintaining our auditors’ independence. The Board adopted a written charter of the Audit Committee in November 1999. The Board adopted amendments to the charter in March 2003 and in January 2004.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Prior to engagement of the independent auditors for the next year’s audit, management submits an aggregate of services expected to be rendered by the independent auditors during that year to the Audit Committee for approval, along with the anticipated fees for those services. Management’s report to the Audit Committee categorizes all anticipated fees into one of the following four classifications:

•	Audit services—include fees for audit work performed in the preparation of financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including comfort letters, statutory audits, and attestation services and consultation regarding financial accounting and/or reporting standards.

•	Audit-related services—include fees for assurance and related services that are traditionally performed by the independent auditors, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•	Tax services—include fees for all services performed by the independent auditors’ tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

•	Other Fees—include fees associated with services not captured in the other categories. The Company generally does not request such services from the independent auditors.

Prior to engagement, the Audit Committee must pre-approve these services. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In 2004, the Audit Committee pre-approved all services provided by our independent auditors.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K.

Submitted by the Audit Committee of the Board of Directors

Yungang Lu

Tao Long

Davin A. Mackenzie

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Pursuant to our Nominating and Corporate Governance Committee Charter (the “Governance Charter”), our Governance Committee is responsible for identifying prospective director nominees and recommending to the Board the director nominees for each annual meeting of stockholders. In addition, the Governance Committee develops and recommends to the Board the governance principles applicable to the Company, oversees the evaluation of the Board and management, recommends to the Board director nominees for each committee, and establishes and administers Board and committee member compensation policy. All members of our governance committee are “independent” as such term is defined for nominating committee purposes by the Nasdaq National Market. A copy of our Governance Charter is available on our website at www.asiainfo.com.

DIRECTOR INDEPENDENCE

The Board has determined that each of Yungang Lu, Chang Sun, Ying Wu, Tao Long, Weiying Zhang and Davin A. Mackenzie is an “independent” director as defined by Nasdaq National Market Rule 4200(a)(15).

STOCKHOLDERS COMMUNICATIONS WITH BOARD OF DIRECTORS

In February 2004, the Board authorized and directed our management to establish appropriate procedures for our stockholders to send communications to members of the Board. You may communicate with the Board by sending a letter to AsiaInfo Holdings, Inc., 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC, Attention: Legal Department.

DIRECTOR ATTENDANCE AT STOCKHOLDERS MEETINGS

We have no requirements for our directors to attend the annual meetings of stockholders. James Ding and Xingsheng Zhang attended the 2004 annual meeting of stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with China Netcom Group

Edward Tian has served as a member of the Board of AsiaInfo since our inception and is the beneficial owner of approximately 9.7% of our outstanding shares of Common Stock. Dr. Tian is currently Chief Executive Officer of China Netcom (Group) Company Limited (formerly known as China Netcom Corporation Ltd.) and Vice President of China Network Communication Group Corporation (referred to as “China Netcom Group” together with its affiliates). He has also been acting in other senior management positions in China Netcom Group since he joined the company in June 1999. Prior to joining China Netcom Group, Dr. Tian and James Ding co-founded AsiaInfo in Dallas, Texas in 1993, and Dr. Tian served as AsiaInfo’s President until May of 1999. Along with China Telecommunications Corporation, China United Telecommunications Corporation and China Mobile Communications Corporation, China Netcom Group is one of the largest providers of telecommunications services in China. Like most of the other major participants in that industry, China Netcom Group has entered into contracts with AsiaInfo for systems integration services and software products from time to time. In 2004, those agreements included the following:

•	In January 2004, we entered into a contract to provide China Netcom Group with hardware products, our software product, AINetXpert, and related services for an IP network project for Hainan Telecom Co., Ltd. Our expected revenues from this contract, net of hardware cost, are approximately $75,071.

•	In January 2004, we entered into a contract to provide China Netcom Group with hardware products and related services to expand the capacity of Suzhou and Wuxi’s municipal network in Jiangsu province. Our expected revenues from this contract, net of hardware cost are approximately $66,067.

•	In January 2004, we entered into a contract to develop a phonetic account system for China Netcom Group. Our expected revenues from this contract are approximately $109,284.

•	In February 2004, we entered into a contract to provide China Netcom Group with hardware products and related services to expand the capacity of its IP network in Jiangsu province. Our expected revenues from this contract, net of hardware cost are approximately $91,529.

•	In February 2004, we entered into a contract to provide China Netcom Group with our software product, AIMC, to expand the email capacity of a network project in Hebei province. Our expected revenues from this contract are approximately $111,108.

•	In March 2004, we entered into a contract to provide China Netcom Group with our professional services to expand the capacity of its IP network in Heilongjiang province. Our expected revenues from this contract are approximately $89,277.

•	In April 2004, we entered into a contract to provide China Netcom Group with hardware products and related services to expand the capacity of its enterprise information portal network in Tianjin province. Our expected revenues from this contract, net of hardware cost are approximately $298,639.

•	In April 2004, we entered into a contract to provide China Netcom Group with our software product, AIOBS, to establish an arrowband authentication and billing system in Tianjin province. Our expected revenues from this contract are approximately $297,003.

•	In June 2004, we entered into a contract to provide China Netcom Group with our software products and related services in connection with its IP backbone network in Heilongjiang province. Our expected revenues from this contract are approximately $733,016.

•	In June 2004, we entered into a contract to provide software development service for China Netcom Group’s online billing system and convergent billing system project. Our expected revenues from this contract are approximately $85,088.

•	In June 2004, we entered into a contract to provide China Netcom Group with hardware products and related services to expand the capacity for its broadband IP network. Our expected revenues from this contract, net of hardware cost are approximately $834,136.

•	In July 2004, we entered into a contract to provide China Netcom Group with hardware products, our software product, AIOBS, and related services for its IP billing platform project in Beijing. Our expected revenues from this contract, net of hardware cost are approximately $742,496.

•	In July 2004, we entered into a contract to provide China Netcom Group with our software product, AIOpenXpert, and related services to expand the capacity of its IP network in Yunnan province. Our expected revenues from this contract are approximately $89,366.

•	In August 2004, we entered into a contract to provide China Netcom Group with hardware products, our software products, and related services for its business operation support system in Hainan province. Our expected revenues from this contract, net of hardware cost are approximately $364,935.

•	In September 2004, we entered into a contract to provide China Netcom Group with hardware products, our software products, and related services to expand the capacity of its IP network in Shanxi province. Our expected revenues from this contract, net of hardware cost are approximately $906,924.

•	In September 2004, we entered into a contract to provide China Netcom Group with hardware products, our software products, and related services to reconstruct its billing and network management system in Shanxi province. Our expected revenues from this contract, net of hardware cost are approximately $321,217.

•	In November 2004, we entered into a contract to provide China Netcom Group with hardware products and our software product, AIIBOSS, for its integrated business operation support system. Our expected revenues from this contract, net of hardware cost are approximately $847,493.

•	In November 2004, we entered into a contract to provide China Netcom Group with hardware products, our software product, AIOBS, and related services to expand the capacity of its online billing system in Zhejiang province. Our expected revenues from this contract, net of hardware cost are approximately $122,981.

•	In December 2004, we entered into a contract to provide China Netcom Group with hardware products and related services to expand the capacity of its IP backbone network in Heilongjiang province. Our expected revenues from this contract, net of hardware cost are approximately $90,193.

Each of the foregoing transactions with China Netcom Group was an arm’s-length, negotiated transaction on terms that we believe are no less favorable than terms we would have received from an unrelated party. In 2004, revenues derived from China Netcom Group represented approximately 9% of our total revenues. We will continue to recognize revenues from the foregoing contracts in the current fiscal year, and anticipate that we will enter into additional contracts with China Netcom Group in the current fiscal year and future fiscal years.

Transactions with Lenovo Group Limited and its Affiliates

As previously reported in our Form 8-K filed on October 25, 2004, we closed our acquisition of the non-telecommunications related information technology services business of Lenovo Group Limited (“Lenovo”) on October 19, 2004. As part of the consideration for the assets we acquired from Lenovo, our subsidiary, Bonson Information Technology Limited (“Bonson”) entered into a forward contract with a subsidiary of Lenovo under which Bonson is obligated to deliver shares of our Common Stock having a market value of approximately $27.1 million on the settlement date. The settlement date may occur, at our discretion, at any time during the twelve-month period following the closing. The forward contract limits Bonson’s obligation to deliver shares to not more than 4,498,130 shares, and provides that if the market value of 4,498,130 shares is less than $27.1 million on the settlement date, Bonson will have the option of paying cash or delivering additional shares of our Common Stock in order to cover the difference. We estimate that upon settlement of the forward contract, which must occur before October 19, 2005, Lenovo will own approximately eight to ten percent of our outstanding common stock.

Agreements regarding ownership structure of the systems integration business involving state secrets

In connection with the closing of our acquisition of Lenovo’s IT services business, we and Lenovo entered into a supplement to the acquisition agreement as of October 1, 2004, which sets forth certain supplemental understandings and agreements regarding the structure of the acquisition and other terms and conditions. Among other things, the supplement sets forth the structure of the acquisition of the part of Lenovo’s IT services business that constitutes “systems integration involving state secrets” under relevant PRC law. Under the supplement, the parties agreed that Legend Holdings Limited (“Legend Holdings”) the parent of Lenovo Group, would establish a subsidiary in China, Lenovo Security Technologies Ltd. (“Lenovo Security”). Legend Holdings owns 51% of the equity interest in Lenovo Security, and two of our employees who are PRC citizens, Mr. Bing Yu and Ms. Zheng Wang, hold the remaining equity interest. The purpose of Lenovo Security is to obtain the necessary licenses and qualifications for the systems integration businesses involving state secrets, after which Lenovo Security will be transferred to us (unless it has been transferred earlier, under certain circumstances). Through our wholly-owned subsidiary, Lenovo-AsiaInfo Technologies, Inc. (“Lenovo-AsiaInfo”) we have entered into a series of contractual arrangements with Lenovo Security and its shareholders under which we enjoy effective control of Lenovo Security and economic benefits substantially similar to equity ownership of Lenovo Security.

The supplement to the acquisition agreement also provides that during the transition period from the date of closing of the acquisition to the earlier of (1) the date when Lenovo Security has received the Information System Integration Qualification from the Ministry of Information Industry of China (which is a prerequisite qualification for the operation of the systems integration businesses involving state secrets) and (2) the date when Lenovo-AsiaInfo acquires all of Legend Holdings’ equity interest in Lenovo Security pursuant to the terms of the equity transfer arrangement agreements described below, we will operate the system integration businesses involving state secrets through Lenovo Computer System and Technology Services Co., Ltd. (“Lenovo Computer”). Lenovo Computer is owned by two subsidiaries of Lenovo: Lenovo Manufacturing Limited, or Lenovo Manufacturing, and Lenovo Beijing Limited, or Lenovo Beijing. We have entered into similar contractual arrangements with Lenovo Computer, Lenovo Manufacturing and Lenovo Beijing to operate and control Lenovo Computer during this transitional period, and to receive economic benefits substantially similar to equity ownership in Lenovo Computer.

The structure of our contractual arrangements with Lenovo Security and Lenovo Computer was developed in order to comply with the current prohibition under PRC laws and regulations on foreign persons or foreign-invested enterprises from engaging in systems integration businesses involving state secrets, and to comply with certain licensing requirements with respect to such business.

For a further description of those laws and regulations, please see the discussion in our annual report on Form 10-K for fiscal year ended December 31, 2004 (the “2004 Form 10-K”) in Item 1. Business, under the heading “Governmental Regulation.” For a discussion of certain risks related to those regulations and our contractual arrangements with Lenovo, please see the discussion in our 2004 Form 10-K in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operation, under the heading “Certain Risks That May Affect Our Operating Results and Our Common Stock”.

The following chart provides an outline of the structure described above:

(1)	Mr. Bing Yu is a member of our Board of Directors and is the executive in charge of our Lenovo-AsiaInfo division, which we have formed primarily from the IT services business acquired from Lenovo. He is the registered holder of 25% of the equity interest in Lenovo Security.
(2)	Ms. Zheng Wang is our Director of Investments. She is the registered holder of 24% of the equity interest in Lenovo Security.
(3)	Legend Holdings is the parent company controlling a majority of the outstanding shares of Lenovo. Legend Holdings is the registered holder of 51% of the equity interest in Lenovo Security.
(4)	We do not currently have any ownership interest in Lenovo Security. Through our subsidiary Lenovo-AsiaInfo, we have entered into a series of contractual arrangements with Lenovo Security and its shareholders that provide us with effective control of Lenovo Security.
(5)	We do not currently have any ownership interest in Lenovo Computer, which is wholly-owned by subsidiaries of Lenovo. Through our subsidiary, Lenovo-AsiaInfo, we have entered into a series of contractual arrangements with Lenovo Computer and its shareholders that provide us with effective control of Lenovo Computer.

The following is a description of the various agreements Lenovo-AsiaInfo has entered into with affiliates of Lenovo and other persons in order to exercise effective control over, and enjoy the economic benefits of, Lenovo Security and Lenovo Computer.

Agreements regarding Lenovo Security

Loan Agreements. Lenovo-AsiaInfo has provided a loan to each of Legend Holdings, Mr. Bing Yu and Ms. Zheng Wang to fund their respective contributions to the registered capital of Lenovo Security. Pursuant to the terms of the Equity Transfer Arrangement Agreements, the loans will only be repayable through the transfer by each of Legend Holdings, Mr. Bing Yu and Ms. Zheng Wang of their respective equity interests in Lenovo Security to Lenovo-AsiaInfo or other person designated by Lenovo-AsiaInfo.

Power of Attorneys. Each of Legend Holdings, Mr. Bing Yu and Ms. Zheng Wang, has irrevocably appointed Lenovo-AsiaInfo as attorney-in-fact to vote on their behalf on all matters they are entitled to vote on as shareholders of Lenovo Security, including matters relating to the transfer of any and all of their respective equity interests in Lenovo Security and the appointment of directors and senior management members of Lenovo Security. The term of the power of attorney from Legend Holdings is seven years and two months. The term of the powers of attorney from Mr. Bing Yu and Ms. Zheng Wang extends as long as they hold their equity interests in Lenovo Security.

Exclusive Business Cooperation Agreement. Lenovo Security has appointed Lenovo-AsiaInfo as its exclusive services provider to provide it with complete business support services and consulting services. The term of this agreement is ten years. In consideration for these services, Lenovo Security pays Lenovo-AsiaInfo a consulting and service fee.

Share Pledge Agreements. Each of Legend Holdings, Mr. Bing Yu and Ms. Zheng Wang has pledged all of its respective equity interests in Lenovo Security as security for the payment of the service fee under the exclusive business cooperation agreement. In the event that Lenovo Security breaches its payment obligations under the exclusive business cooperation agreement, Lenovo-AsiaInfo will be entitled to sell the equity interests and retain the proceeds from such sale or require any of the equity interests in Lenovo Security to be transferred to Lenovo-AsiaInfo.

Equity Transfer Arrangement Agreements. Upon the earlier of (1) October 19, 2011, (2) the occurrence of an event of default as set forth in the equity transfer arrangement agreements, and (3) the exercise by Lenovo-AsiaInfo of its option to purchase all of the equity interest in Lenovo Security, Lenovo-AsiaInfo will purchase, and each of Legend Holdings, Mr. Bing Yu and Ms. Zheng Wang will sell, all of their respective equity interests in Lenovo Security to Lenovo-AsiaInfo in consideration of the cancellation by Lenovo-AsiaInfo of all outstanding loans made to each of them under their respective loan agreements with Lenovo-AsiaInfo.

Agreements regarding Lenovo Computer

Power of Attorneys. Each of Lenovo Manufacturing and Lenovo Beijing has irrevocably appointed Lenovo-AsiaInfo as attorney-in-fact to vote on their behalf on all matters they are entitled to vote on as shareholders of Lenovo Computer, including matters relating to the transfer of any and all of their respective equity interests in Lenovo Computer and the appointment of directors and senior management members of Lenovo Computer. The term of each of the power of attorneys is seven years and two months.

Exclusive Business Cooperation Agreement. Lenovo Computer has appointed Lenovo-AsiaInfo as its exclusive services provider to provide it with complete business support services and consulting services. The term of this agreement is ten years. In consideration for these services, Lenovo Computer pays Lenovo-AsiaInfo a consulting and service fee.

Share Pledge Agreements. Each of Lenovo Manufacturing and Lenovo Beijing has pledged all of its respective equity interests in Lenovo Computer as security for the payment of the service fee under the exclusive business cooperation agreement. In the event that Lenovo Computer breaches its payment obligations under the exclusive business cooperation agreement, Lenovo-AsiaInfo will be entitled to sell the equity interests and retain the proceeds from such sale or require any of the equity interests in Lenovo Computer to be transferred to Lenovo-AsiaInfo.

Equity Transfer Arrangement Agreements. Upon the earlier of (1) the receipt by Lenovo Security of the Information System Integration Qualification (Level I) from the Ministry of Information Industry of China, which is a pre-requisite qualification for the operation of the system integrations businesses involving state secrets, (2) the purchase by Lenovo-AsiaInfo of all of Legend Holding’s equity interest in Lenovo Security, and (3) the occurrence an event of default as set forth in the equity transfer arrangement agreements, Lenovo-AsiaInfo will purchase, and each of Lenovo Manufacturing and Lenovo Beijing will sell, all of their respective equity interests in Lenovo Computer to Lenovo-AsiaInfo for an aggregate consideration of RMB100.

Ancillary Agreements with Lenovo

In connection with the acquisition of Lenovo’s IT services business, we entered into a series of ancillary agreements and arrangements with Lenovo and its affiliates pursuant to which Lenovo has licensed certain intellectual property to us on a royalty-free basis, and under which Lenovo is providing certain transitional services to us. Those agreements include a Patent, Copyright and Technology License Agreement under which we have a royalty-free license to utilize certain intellectual property owned by Lenovo that is material to the IT services business we acquired from Lenovo, but which is also utilized by Lenovo in certain of its businesses that we did not acquire. We also entered into a Trademark License Agreement under which we have a royalty-free license to utilize the “Lenovo” name and certain other Lenovo trademarks, primarily in conjunction with the “AsiaInfo” name and certain other AsiaInfo trademarks, in connection with the non-telecommunications-related IT services business we acquired. The license has a term of approximately seven years, subject to earlier termination under certain circumstances.

Under a Procurement, Production and Distribution Services Agreement entered into in connection with the acquisition, Lenovo provides us with procurement, manufacturing, transportation and sales services for certain products sold in our information security business. The products include hardware and software for use in firewall products, virtual private networks, security management platforms and other solutions we offer to our customers. During the fourth quarter of 2004, we made purchases from Lenovo under the Procurement, Production and Distribution Agreement, in an aggregate amount of $58,739. We have also entered into a transitional agreement with Lenovo under which we incurred an aggregate of $303,541 in service fees during the fourth quarter of 2004.

STOCK PRICE PERFORMANCE

The following graph shows a comparison of cumulative total stockholder returns for AsiaInfo’s Common Stock, the S&P 500 Information Technology Sector and the Nasdaq Stock Market Index for U.S. and foreign companies. The graph assumes the investment of $100 on March 2, 2000, the date of AsiaInfo’s initial public offering. The data regarding AsiaInfo assumes an investment at the initial public offering price of $24.00 per share of AsiaInfo’s Common Stock. The performance shown is not necessarily indicative of future performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 1, 2005 of (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to AsiaInfo to beneficially own more than 5% of our Common Stock, (ii) each director or director nominee of AsiaInfo, (iii) each executive officer of AsiaInfo, and (iv) all directors and executive officers of AsiaInfo as a group.

	Common Stock
Name of Beneficial Owner(1)	Number of Shares Beneficially Held(2)	Percent of Class
Warburg Pincus Ventures, L.P.(3)	4,025,105
Warburg Pincus Ventures International, L.P.(3) 12/F St. George’s Building, 2 Ice House Street, Central, Hong Kong	4,025,105
Subtotal	8,050,210	17.32%

James Ding(4)	2,569,176	5.44%
Xingsheng Zhang(5)	695,894	1.5%
Yungang Lu	600	*
Chang Sun(6)	32,500	*
Steve Zhang(7)	441,250	*
Ying Han(8)	479,250	1.02%
Davin A. Mackenzie	—	—
Tao Long(9)	11,250	*
Ying Wu(10)	5,000	*
Weiying Zhang(11)	5,000	*
Edward S. Tian(12)	5,730,950	12.02%
Chao Wang(13)	44,375	*
Bing Yu	—

All directors and executive officers as a group (13 persons)	10,015,245	20.05%

*	Less than 1% of the outstanding Common Stock.
(1)	Unless otherwise noted above, the address for each of the beneficial owners is c/o AsiaInfo Holdings, Inc., 4/F Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC.
(2)	This table is based on information supplied by executive officers, directors and stockholders of AsiaInfo and on Schedules 13D or 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 1, 2005 are deemed beneficially owned and outstanding, but such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
(3)	Voting and investment control over the shares of Common Stock owned by Warburg Pincus Ventures, L.P. and Warburg Pincus Ventures International, L.P. is held by Warburg, Pincus & Co., the corporate general partner and investment manager of both limited partnerships, and not by any single individual.
(4)	Includes 1,706,229 shares held directly by Mr. Ding; 86,947 shares held in a grantor retained annuity trust for the benefit of Mr. Ding and his family; 6,000 shares held in a revocable trust for the benefit of Rene Ding; and options to acquire beneficial ownership of 770,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2005.
(5)	Includes 53,500 shares held directly by Mr. Zhang; 47, 847 shares held in a trust for the benefit of Mr. Zhang; and options to acquire beneficial ownership of 500,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2005.
(6)	Mr. Sun, a director of AsiaInfo, is a Managing Director of Warburg, Pincus & Co., which manages Warburg Pincus Ventures, L.P. and Warburg Pincus Ventures International L.P. Figure includes options to acquire beneficial ownership of 32,500 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2005.

(7)	Includes 33,186 shares held by Mr. Zhang and options to acquire beneficial ownership of 408,064 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2005.
(8)	Includes options to acquire beneficial ownership of 479,250 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2005.
(9)	Includes options to acquire beneficial ownership of 11,250 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2005.
(10)	Includes options to acquire beneficial ownership of 5,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2005.
(11)	Includes options to acquire beneficial ownership of 5,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2005.
(12)	Includes 2,128,079 shares held directly by Dr. Tian; 190,792 shares held in the S.T. 2003 Kids Trust for the benefit of Dr. Tian’s children; 190,792 shares held in the JK. 2003 Kids Trust for the benefit of Dr. Tian’s children; 4,000 shares held in a revocable trust for the benefit of Dr. Tian’s daughter, Stephanie Tian; 2,007,287 shares held by Dr. Tian’s wife, Qin Kong; and options to acquire beneficial ownership of 1,210,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2005.
(13)	Includes options to acquire beneficial ownership of 44,375 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires AsiaInfo’s executive officers and directors, and persons who own more than 10% of a registered class of AsiaInfo’s equity securities, to file certain reports regarding ownership of, and transactions in, AsiaInfo’s securities with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish AsiaInfo with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, AsiaInfo believes that for the year ended December 31, 2004, all reporting persons complied with Section 16(a) filing requirements except that Mr. Alan Bickell, former member of Board of AsiaInfo, was late in reporting a transaction that occurred in April 2004, Mr. Wu was late in reporting options granted in July 2004, and Yungang Lu was late in initial reporting that occurred in July 2004.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2006

Stockholder proposals which are intended to be presented by such stockholders at AsiaInfo’s 2006 Annual Meeting of stockholders must be received by the Secretary of AsiaInfo at the Company’s principal executive offices no later than November 5, 2005 in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. In order for notice of a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received prior to February 1, 2006.

OTHER MATTERS

The Board knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

To the extent that this Proxy Statement is incorporated by reference into any other filing by AsiaInfo under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report,” “Audit Committee Report,” (to the extent permitted by the rules of the SEC) and “Stock Price Performance” will not be deemed incorporated unless specifically provided otherwise in such filing.

On March 16, 2005, the Company filed a definitive proxy statement relating to the Annual Meeting. Proposal 3 of that proxy statement was a proposal for the Company’s stockholders to approve the 2005 Plan at the Annual Meeting. On April 8, 2005, the Company amended the 2005 Plan to provide that an option issued under the 2005 Plan may not be repriced by lowering the option exercise price or by cancellation of an outstanding option with a subsequent replacement or re-grant of an option with a lower exercise price. The revised 2005 Plan is attached hereto as Appendix I.

All votes or proxies received in favor of approving the original 2005 Plan shall be counted as votes in favor of the 2005 Plan as amended through April 8, 2005, unless such votes or proxies are specifically revoked. Stockholders may revoke their proxy at any time before it is voted at the Annual Meeting by casting a different vote by telephone or the Internet, by executing a later-voted proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to Ivy Dong, Legal Counsel of AsiaInfo, at the Company’s principal executive offices.

The Company will furnish a copy of the revised 2005 Plan by first class mail, without charge, to each person to whom the Proxy Statement was delivered upon the written or oral request to Ivy Dong of such person, within one business day of receipt of such a request.

In this Proxy Statement, the Company has included information regarding the bonuses of Ms. Han, Mr. Wang and Mr. Yu for services rendered during 2004. See “Summary Compensation Table” on page 14 of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James Ding
James Ding Chairman of the Board of Directors

March 16, 2005

Beijing, PRC

Appendix I

ASIAINFO HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

As Amended Through April 8, 2005

SECTION 1    PURPOSE

The purpose of the AsiaInfo Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”) is to enhance the long-term stockholder value of AsiaInfo Holdings, Inc., a Delaware corporation (the “Company”), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1	AWARD

“Award” means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

2.2	BOARD

“Board” means the Board of Directors of the Company.

2.3	CAUSE

“Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4	CODE

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.5	COMMON STOCK

“Common Stock” means the common stock, par value $.01 per share, of the Company.

2.6	CORPORATE TRANSACTION

“Corporate Transaction” means any of the following events:

(a)    Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger);

(b)    Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as the term “subsidiary corporation” is defined in Section 8.3) of the Company; or

(c)    Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.7	DISABILITY

“Disability” means “permanent and total disability” as that term is defined for purposes of Section 22(e)(3) of the Code.

2.8	EARLY RETIREMENT

“Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.9	EXCHANGE ACT

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.10	FAIR MARKET VALUE

The “Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

2.11	GRANT DATE

“Grant Date” means the date the Plan Administrator adopted the granting resolution and all conditions precedent to the grant have been satisfied; provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date. If, however, the Plan Administrator designates in a resolution a later date as the date an Award is to be granted, then such later date shall be the “Grant Date.”

2.12	INCENTIVE STOCK OPTION

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.13	NONQUALIFIED STOCK OPTION

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.14	OPTION

“Option” means the right to purchase Common Stock granted under Section 7.

2.15	PARTICIPANT

“Participant” means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (c) person(s) to whom an Award has been transferred in accordance with Section 10.

2.16	PLAN ADMINISTRATOR

“Plan Administrator” means the Compensation Committee of the Board or any successor committee of the Board designated to administer the Plan under Section 3.1.

2.17	PRC

“PRC” means the People’s Republic of China.

2.18	RESTRICTED STOCK AWARD

“Restricted Stock Award” means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

2.19	RETIREMENT

“Retirement” means retirement on or after the individual’s normal retirement date under PRC law or the law of such individual’s other jurisdiction of employment unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

2.20	SECURITIES ACT

“Securities Act” means the Securities Act of 1933, as amended.

2.21	SUBSIDIARY

“Subsidiary”, except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect subsidiary of the Company.

SECTION 3    ADMINISTRATION

3.1	PLAN ADMINISTRATOR

The Plan shall be administered by the Compensation Committee of the Board or a successor committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. The Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Plan Administrator may authorize one or more officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Plan Administrator.

3.2	ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

SECTION 4    STOCK SUBJECT TO THE PLAN

4.1	AUTHORIZED NUMBER OF SHARES

Subject to adjustment from time to time as provided in Section 11.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be: (a) 600,000 shares plus (b) any authorized shares of Common Stock that, as of April 21, 2005, were available for issuance under the Company’s 2002 Stock Option Plan (the “Prior Plan”) (or that thereafter become available for issuance under the Prior Plan in accordance with its terms). Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	LIMITATIONS

Subject to adjustment from time to time as provided in Section 11.1, not more than 100,000 shares of Common Stock may be made subject to Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 200,000 million shares to newly hired or newly promoted individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3	REUSE OF SHARES

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), and/or shares of Common Stock subject to repurchase or forfeiture which are subsequently reacquired by the Company, shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

SECTION 5    ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

SECTION 6    AWARDS

6.1	FORM AND GRANT OF AWARDS

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Restricted Stock Awards. Awards may be granted singly or in combination.

6.2	SETTLEMENT OF AWARDS

The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3	ACQUIRED COMPANY OPTION AWARDS

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of an Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7    TERMS AND CONDITIONS OF OPTIONS

7.1	GRANT OF OPTIONS

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2	OPTION EXERCISE PRICE

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

7.3	TERM OF OPTIONS

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4	EXERCISE AND VESTING OF OPTIONS

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time.

To the extent that an Option has become exercisable, the Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than any number of shares at any one time for vested shares and any number in its discretion for unvested shares (or the lesser number of remaining shares covered by the Option).

7.5	PAYMENT OF EXERCISE PRICE

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the United States Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by (y) a promissory note delivered pursuant to Section 13 or (z) such other consideration as the Plan Administrator may permit.

7.6	POST-TERMINATION EXERCISES

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Participant’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares vested at the date of such termination, only (a) within one year if the termination of the Participant’s employment or services is coincident with Retirement, Early Retirement at the Company’s request or Disability or (b) within three months after the date the Participant ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Participant’s employment or services is for any reason other than Retirement, Early Retirement at the Company’s request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Participant’s death may be exercised, to the extent of the number of shares vested at the date of the Participant’s death, by the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not vested on the date of termination of the Participant’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Participant’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or services with the Company are suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation.

With respect to employees, unless the Plan Administrator at any time determines otherwise, “termination of the Participant’s employment or services” for purposes of the Plan (including without limitation this Section 7 and Section 14) shall mean any reduction in the Participant’s regular hours of employment to less than thirty (30) hours per week. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

7.7	PROHIBITION ON OPTION REPRICING

An option issued under the Plan may not be repriced by lowering the option exercise price or by cancellation of an outstanding option with a subsequent replacement or re-grant of an option with a lower exercise price.

SECTION 8    INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1	DOLLAR LIMITATION

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be subject to delayed exercisability or treated as a Nonqualified Stock Option as set forth by the Plan Administrator in the agreement(s) evidencing the Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2	10% STOCKHOLDERS

If an individual owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3	ELIGIBLE EMPLOYEES

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4	TERM

The term of an Incentive Stock Option shall not exceed 10 years.

8.5	EXERCISABILITY

To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to Disability, such Option must be exercised within one year after such termination. Disability shall be deemed to have occurred on the first day after the Company has furnished its opinion of Disability to the Plan Administrator. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6	TAXATION OF INCENTIVE STOCK OPTIONS

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7	PROMISSORY NOTES

The amount of any promissory note delivered pursuant to Section 13 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9    RESTRICTED STOCK AWARDS

9.1	GRANT OF STOCK AWARDS

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions (which may be based on continuous service with the Company or the achievement of performance goals related to profits or loss, revenue or profit growth or loss reduction, profit or loss related return ratios, other balance sheet or income statement targets or ratios, market share, project completion, operational or productivity efficiency gains, cash flow, share price appreciation or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Restricted Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Restricted Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2	ISSUANCE OF SHARES

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Restricted Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Restricted Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3	WAIVER OF RESTRICTIONS

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Restricted Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock Award is settled in such a manner as would increase the amount otherwise payable to a Participant.

SECTION 10    ASSIGNABILITY

No Awards granted under the Plan or any interest therein may be assigned, pledged or transferred by the Participant other than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Award may be exercised only by the Participant or a permitted assignee or transferee of the Participant (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 11    ADJUSTMENTS

11.1	ADJUSTMENT OF SHARES

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Sections 4.1(a), (b) and (c); (ii) the maximum number and kind of securities that may be issued as ISOs under the Plan as set forth in Section 4.1(d); (iii) the maximum number and kind of securities that may be made subject to Awards to any individual as set forth in Section 4.2, and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

11.2	CORPORATE TRANSACTION

11.2.1	Options

Except as otherwise provided in the instrument that evidences the Option, in the event of a Corporate Transaction, the Plan Administrator shall determine whether provision will be made in connection with the Corporate Transaction for an appropriate assumption of the Options theretofore granted under the Plan (which assumption may be effected by means of a payment to each Participant (by the Company or any other person or entity involved in the Corporate Transaction), in exchange for the cancellation of the Options held by such Participant, of the difference between the then Fair Market Value of the aggregate number of shares of Common Stock then subject to such Options and the aggregate exercise price that would have to be paid to acquire such shares) or for substitution of appropriate new options covering stock of a successor corporation to the Company or stock of an affiliate of such successor corporation. If the Plan Administrator determines that such an assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and the provisions of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the outstanding Options (or to the options in substitution therefor), (ii) to the exercise prices, and/or (iii) to the terms and conditions of the stock options, shall be binding on the Participants. Any such determination shall be made in the sole discretion of the Plan Administrator and shall be final, conclusive and binding on all Participants. If the Plan Administrator, in its sole discretion, determines that no such assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable. All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or an affiliate thereof.

11.2.2	Restricted Stock Awards

Except as otherwise provided in the instrument that evidences the Award, in the event of a Corporate Transaction, the vesting of shares subject to Restricted Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a successor corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such Restricted Stock Awards are subject will continue with respect to shares of the successor corporation that may be issued in exchange for such shares subject to Restricted Stock Awards.

11.3	FURTHER ADJUSTMENT OF AWARDS

Subject to Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4	LIMITATIONS

The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

11.5	FRACTIONAL SHARES

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 12    WITHHOLDING

The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal withholding rate), or (c) by transferring shares of Common Stock to the Company (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

SECTION 13    LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

To assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a full-recourse loan to the Participant by the Company, (b) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator’s discretion. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

SECTION 14    REPURCHASE RIGHTS; ESCROW

14.1	REPURCHASE RIGHTS

The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock pursuant to the exercise of an Option. In the event of termination of the Participant’s employment or services, all shares of Common Stock issued upon exercise of an Option which are unvested at the time of cessation of employment or services shall be subject to repurchase at the exercise price paid for such shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the agreement evidencing such right.

All of the Company’s outstanding repurchase rights under this Section 14.1 are assignable by the Company at any time and shall remain in full force and effect in the event of a Corporate Transaction; provided that if the vesting of Options is accelerated pursuant to Section 11.2, the repurchase rights under this Section 14.1 shall terminate and all shares subject to such terminated rights shall immediately vest in full.

The Plan Administrator shall have the discretionary authority, exercisable either before or after the Participant’s cessation of employment or services, to cancel the Company’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Participant under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

14.2	ESCROW

To ensure that shares of Common Stock acquired pursuant to an Award that are subject to any repurchase or forfeiture right and/or security for any promissory note will be available for repurchase or forfeiture, the Plan Administrator may require the Participant to deposit the certificate or certificates evidencing such shares with an agent designated by the Plan Administrator under the terms and conditions of escrow and security agreements approved by the Plan Administrator. If the Plan Administrator does not require such deposit as a condition of exercise of an Option or grant of a Stock Award, the Plan Administrator reserves the right at any time to require the Participant to so deposit the certificate or certificates in escrow. The Company shall bear the expenses of the escrow. The Company, at its discretion, may in lieu of issuing a stock certificate for such shares, make a book entry credit in the Company’s stock ledger to evidence the issuance of such shares. As soon as practicable after the expiration of any repurchase or forfeiture rights, and after full repayment of any promissory note secured by the shares in escrow, the agent shall deliver to the Participant the shares no longer subject to such restrictions and no longer security for any promissory note.

In the event shares held in escrow are subject to the Company’s exercise of a repurchase or forfeiture right, the notices required to be given to the Participant shall be given to the agent and any payment required to be given to the Participant shall be given to the agent. Within 30 days after payment by the Company, the agent shall deliver the shares which the Company has purchased to the Company and shall deliver the payment received from the Company to the Participant.

In the event of any stock dividend, stock split or consolidation of shares or any like capital adjustment of any of the outstanding securities of the Company, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of ownership of shares acquired upon exercise of an Option or grant of a Stock Award shall be subject to any repurchase or forfeiture rights, and/or security for any promissory note with the same force and effect as the shares subject to such repurchase or forfeiture rights and/or security interest immediately before such event.

SECTION 15    AMENDMENT AND TERMINATION OF PLAN

15.1	AMENDMENT OF PLAN

The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation.

15.2	TERMINATION OF PLAN

The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

15.3	CONSENT OF PARTICIPANT

The amendment or termination of the Plan shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under the Plan.

Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 16    GENERAL

16.1	EVIDENCE OF AWARDS

Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2	CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of any person.

16.3	REGISTRATION

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

As a condition to the exercise of an Award, the Company may require the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal and state securities laws.

16.4	NO RIGHTS AS A STOCKHOLDER

No Option or Stock Award denominated in units shall entitle the Participant to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

16.5	COMPLIANCE WITH LAWS AND REGULATIONS

Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

16.6	NO TRUST OR FUND

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.7	SEVERABILITY

If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

16.8	PARTICIPANTS IN FOREIGN COUNTRIES

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable, after consideration of the provisions of the laws of the PRC or other foreign countries in which the Company or its Subsidiaries may operate, to ensure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

16.9	CHOICE OF LAW

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the federal laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

SECTION 17    EFFECTIVE DATE

The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within 12 months of such adoption.

AsiaInfo Holdings, Inc.		YOUR VOTE IS IMPORTANT VOTE BY TELEPHONE OR THE INTERNET 24 Hours a Day, 7 Days a Week

INTERNET https://www.proxyvotenow.com/asi		TELEPHONE 1-866-593-3363		MAIL
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

1-866-593-3363

CALL TOLL-FREE TO VOTE

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

PLEASE VOTE, DATE, SIGN, AND RETURN PROMPTLY IN THE RETURN ENVELOPE	☒
Votes must be indicated (x) in Black or Blue ink.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.

1. Election of Director						3. Proposal to approve the 2005 Stock Incentive Plan

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominee: 01-Edward Tian; 02-Chang Sun and 03-Davin A. Mackenzie

(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exceptions” box and write the nominee’s name in the space provided below.)

* Exceptions

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

To change your address, please mark this box.	☐

2. Proposal to ratify the appointment of Deloitte Touche Tohmatsu as AsiaInfo’s independent auditors for fiscal year 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐	SCAN LINE
PLEASE SIGN exactly as your name appears at left. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

Date Share Owner sign here	Co-Owner sign here

TO THE HOLDERS OF

COMMON STOCK OF

AsiaInfo Holdings, Inc.

The Bank of New York, (the “transfer agent”), has received advice that the 2005 Annual Meeting of stockholders of AsiaInfo Holdings, Inc. (the “Annual Meeting”) will be held at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, on Thursday, April 21, 2005, at 4:00 p.m., local time, for the purposes set forth in the enclosed Notice of Meeting.

The attached proxy is being solicited by the Board of Directors of AsiaInfo. If you are desirous of having the individuals named in the attached proxy card vote your common stock for or against the proposals or any of them, at the Annual Meeting, kindly execute and forward to the transfer agent the attached proxy. The enclosed postage paid envelope is provided for this purpose. This proxy should be executed in such manner as to show clearly whether you desire the individuals named in the attached proxy card to vote for or against the proposals or any of them, as the case may be. The proxy MUST be forwarded in sufficient time to reach the transfer agent before 4:00 p.m., New York time, Monday, April 18, 2005. Only the registered holders of record at the close of business on March 1, 2005 will be entitled to execute the proxy.

Due to the limited amount of time available before the proxy deadline, the proxy can be faxed (with the original to follow by mail) to the transfer agent at +1(212) 815-4219.

The Bank of New York.

Date: March 16, 2005

AsiaInfo Holdings, Inc.

2005 ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 2005.

The undersigned stockholder(s) of AsiaInfo Holdings, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement, each dated March 16, 2005, and hereby appoint(s) Ivy Dong, Ying Han and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of stock-holders of AsiaInfo Holdings, Inc., to be held on April 21, 2005 at 4:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC and at any adjournment or adjournments thereof, and to vote all shares of common stock which the under-signed would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This form of proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must either be under its common seal or under the hand of an officer or attorney duly authorized.

In order to be valid, this form of proxy with the power of attorney or other authority, if any under which it is signed, must be deposited with the transfer agent no later than 4:00 p.m., New York time, on Monday, April 18, 2005 in order to be counted in the Annual Meeting on Thursday April 21, 2005. You may also vote your shares in person at the Annual Meeting. Due to the limited amount of time available before the proxy deadline, the completed proxy can be faxed (with the original to follow by mail) to the transfer agent, at +1(212) 815-4219.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

If you have any comments please mark this box.	☐	ASIAINFO HOLDINGS, INC. P.O. BOX 11169 NEW YORK, N.Y. 10203-0169

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(Continued and to be dated and signed on the reverse side.)